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                                                                      EXHIBIT 23


                    Consent of Certified Public Accountants

                                 July 30, 2001

We consent to the use of our reports, dated July 17, 2001, in Form 10-Q filing of the Peoples Financial Corporation.


/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi